Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

I, Robert C. Kreidler,  Executive Vice President and Chief Financial Officer, of Sysco Corporation (the “company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2014 (“Annual Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	All of the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date:  August 25, 2014

/s/ ROBERT C. KREIDLER

Robert C. Kreidler

Executive Vice President and Chief Financial Officer